UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2017

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
Of Incorporation)		No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 1, 2017, The Bon-Ton Stores, Inc. (the “Company”) received two staff deficiency letters from The Nasdaq Stock Market (“Nasdaq”).  One letter notified the Company that for the past 30 consecutive business days prior to the date of the letter, the market value of “publicly held” shares of the Company was less than $15 million, which does not meet the requirement for continued listing on The Nasdaq Global Select Market, as required by Nasdaq Listing Rule 5450(b)(3)(C) (the “MVPHS Rule”).  The other letter notified the Company that for the past 30 consecutive business days prior to the date of the letter, the closing bid price for the Company’s common stock was below $1 per share, which does not meet the requirement for continued listing on The Nasdaq Global Select Market, as required by Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”).

In accordance with Nasdaq Listing Rules 5810(c)(3)(D) and 5810(c)(3)(A), Nasdaq has provided the Company with 180 calendar days, or until October 30, 2017, to regain compliance with the MVPHS Rule and the Minimum Bid Price Rule, respectively.  To regain compliance with the MVPHS Rule, the market value of the Company’s publicly held shares must meet or exceed $15 million for a minimum of ten consecutive business days during the 180-day grace period.  To regain compliance with the Minimum Bid Price Rule, the closing bid price for the Company’s common stock must be at least $1 for a minimum of ten consecutive business days during the 180-day grace period.

The Company is presently evaluating possible courses of action to regain compliance with the Minimum Bid Price Rule and the MVPHS Rule.  If the Company does not regain compliance with both rules by October 30, 2017, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq will provide written notice that the Company’s common stock is subject to delisting from The Nasdaq Global Select Market.  In such event, Nasdaq rules permit the Company to appeal any delisting determination to a Nasdaq Hearings Panel.

If the Company regains compliance with both rules by October 30, 2017, Nasdaq will provide written confirmation to the Company and close the matter.  However, there can be no assurance that the Company will be able to regain compliance or that the Company will be able to maintain its Nasdaq listing.

This notification has no immediate effect on the Company’s listing on the Nasdaq Global Select Market or on the trading of the Company’s common stock.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this Current Report on Form 8-K contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend” or other similar expressions and include the Company’s fiscal 2017 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company’s proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing to fund working capital, capital expenditures, losses and general corporate expenses; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BON-TON STORES, INC.

By:	/s/ Nancy A. Walsh
Nancy A. Walsh
Executive Vice President — Chief Financial Officer

Dated: May 5, 2017